As filed with the Securities and Exchange Commission on May 28, 1998
                          --Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FINET HOLDINGS CORPORATION
                 (Exact name of issuer specified in its charter)

                               DELAWARE 94-3115180
          (State of incorporation) (I.R.S. Employer Identification No.)


                          3021 CITRUS CIRCLE, SUITE 150
                         WALNUT CREEK, CALIFORNIA 94598
                    (Address of Principal Executive Offices)

                                 JAN C. HOEFFEL
                                    PRESIDENT
                           FINET HOLDINGS CORPORATION
                          3021 CITRUS CIRCLE, SUITE 150
                         WALNUT CREEK, CALIFORNIA 94598
                                 (510) 988-6550
          (Name and Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                              ROGER S. MERTZ, ESQ.
                                SEVERSON & WERSON
                       ONE EMBARCADERO CENTER, 26th FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-50833

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]


                        CALCULATION OF REGISTRATION FEE



                                                                             Proposed Maximum
 Title Of Each Class Of                               Proposed Maximum     Aggregate Offering
    Securities To Be             Amount To Be          Offering Price            Price(3)                Amount Of
        Registered             Registered(1)(2)         Per Share(3)                                Registration Fee(4)
-----------------------------------------------------------------------------------------------------------------------
Common Stock issuable
upon conversion of                600,933                   $3.50            $2,103,266               $620
Debentures



(1) Shares of the Registrant's Common Stock, $0.01 par value per share, are being registered for resale on behalf of certain selling security holders. Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Company's 3% Subordinated Convertible Debentures (the "Debentures") (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the conversion price of the Debentures in accordance with the terms thereof.

(2) 3,305,070 shares were previously registered under Registration Statement No. 333-50833, in connection with which the Registrant paid aggregate filing fees of $3,324.

(3)  Estimated solely for the purpose of calculating the registration fee.

(4) The fee with respect to these shares has been calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and is based upon the average of the bid and asked prices per share of the Registrant's Common Stock on May 26, 1998, as quoted on the NASDAQ SmallCap Market under the symbol "FNHC".

            ---------------------------------------------------------


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-50833) filed by the Company with the Securities and Exchange Commission (the "Commission"), which was declared effective by the Commission on May 11, 1998, is incorporated by reference herein.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on May 28, 1998.

                                 FINET HOLDINGS CORPORATION




                                 By: /s/  Jan C. Hoeffel
                                    ------------------------------------------
                                     Jan C. Hoeffel
                                     President

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                           Title                       Date
    -----------                          -----                       ------

        *              Chief Executive Officer and Director
---------------------    (Principal Executive Officer)            May 28, 1998
L. Daniel Rawitch

/s/  Jan C. Hoeffel
---------------------  President and Director                     May 28, 1998
Jan C. Hoeffel
                       Chief Financial Officer (Principal
        *                 Financial Officer and Principal         May 28, 1998
----------------------    Accounting Officer)
George P. Winkel

        *               Director                                  May 28, 1998
----------------------
Jose Filipe Nobre Guedes

        *                Director                                 May 28, 1998
----------------------
S. Lewis Meyer

         *               Director                                 May 28, 1998
----------------------
James W. Noack

         *               Director                                 May 28, 1998
----------------------
Stephen J. Sogin

         *               Director                                 May 28, 1998
----------------------
Jose Maria Salema Garcao




* By: /s/ Jan C. Hoeffel
      ---------------------
       Attorney-in-Fact



                                  EXHIBIT INDEX

     5.1 Opinion of Severson & Werson, A Professional Corporation, as to legality*

     23.1 Consent of Severson & Werson, A Professional Corporation (included in Exhibit 5.1)*

     23.2   Consent of Reuben E. Price & Co. *

     24.1   Power of Attorney **

*   Filed herewith.
** Filed previously.